Exhibit 107

CALCULATION OF FILING FEE TABLES

Schedule 13E-3
(Form Type)

StoneMor Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction valuation		Fee Rate	Amount of Filing Fee
Fees to be Paid	$429,513,788.25	(1)(2)	0.0000927	$39,815.93	(3)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$429,513,788.25
Total Fees Due for Filing				$39,815.93
Total Fees Previously Paid				$0
Total Fee Offsets				$39,815.93	(4)
Net Fee Due				$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		PREM 14A	001- 39172	8/5/2022		$39,815.93 (4)
Fee Offset Sources	StoneMor Inc.	PREM 14A	001- 39172		8/5/2022		$39,815.93 (4)

(1)
Aggregate number of securities to which transaction applies: As of the close of business on August 4, 2022, the maximum number of shares of common stock, par value $0.01 per share (the “Common Stock”) to which this transaction applies is estimated to be 124,765,155.7753, which consists of: (a) 118,752,924 shares of Common Stock outstanding; (b) 5,267,836 shares of Common Stock issuable pursuant to outstanding stock options; (c) 488,340 shares of restricted Common Stock; and (d) 256,055.7753 shares of Common Stock underlying outstanding phantom units.

(2)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, the maximum aggregate value of the transaction was determined based upon the sum of: (a) 118,752,924 shares of Common Stock outstanding multiplied by $3.50 per share; (b) 5,267,836 shares of Common Stock issuable pursuant to outstanding stock options multiplied by $2.14 per share (which is the difference between $3.50 and the weighted average exercise price of $1.36 for such shares); (c) 488,340 shares of restricted Common Stock multiplied by $3.50 per share and (d) 256,055.7753 shares of Common Stock underlying outstanding phantom units multiplied by $3.50 per share.

(3)
The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2022, was calculated by multiplying $429,513,788.25 by 0.0000927.

(4)	The Registrant previously paid $39,815.93 upon the filing of its Preliminary Proxy Statement on Schedule 14A on August 5, 2022 in connection with the transaction reported hereby.